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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       ----------------------------------
                                    FORM 8-K
                       ----------------------------------


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




            January 2, 2003                                     0-16132
     --------------------------------                  ------------------------
     Date of Report (Date of earliest                  Commission File Number
            event reported)


                               CELGENE CORPORATION
             (Exact name of registrant as specified in its charter)


                   Delaware                                    22-2711928
     --------------------------------                  ------------------------
     (State or other jurisdiction of                      (I.R.S. Employer
     incorporation or organization)                      Identification Number)




                               7 Powder Horn Drive
                            Warren, New Jersey 07059
              ----------------------------------------------------
                (Address of Principal Executive Offices) (Zip Code)


                                 (732) 271-1001
              ----------------------------------------------------
              (Registrant's telephone number, including area code)



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



Item 5.  Other Events


          On January 2, 2003, Celgene Corporation (the "Registrant") issued a press release announcing that it has broadened its thalidomide analog patent estate through the acquisition of exclusive rights to the intellectual property covering thalidomide analogs from Children's Hospital, Boston and EntreMed, Inc. The terms of the transaction also provide for the termination of related litigation between the companies and the acquisition by the Registrant of a significant equity stake in EntreMed. The press release is filed as an exhibit hereto and is hereby incorporated by reference.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.


(a)       Not applicable.

(b)       Not applicable.

(c)       Exhibits
          --------

99.1      Press Release of Celgene Corporation dated January 2, 2003.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: January 2, 2003

                                      CELGENE CORPORATION



                                   By: /s/ Robert J. Hugin
                                       ---------------------------------
                                       Name: Robert J. Hugin
                                       Title: Senior Vice President and
                                          Chief Financial Officer

                                  EXHIBIT INDEX


Exhibit      Description
-------      -----------

99.1         Press Release of Celgene Corporation dated January 2, 2003.

                                                                    EXHIBIT 99.1


                             Contact: Robert J. Hugin
                                      Senior VP and CFO
                                      Celgene Corporation
                                      (732) 271-4102


             CELGENE BROADENS INTELLECTUAL PROPERTY ESTATE COVERING
                              THALIDOMIDE ANALOGS

            Celgene, EntreMed Sign Agreements To Terminate Litigation

  Five-Year Collaboration to Develop Novel Anti-Cancer Therapies Initiated with
                           Children's Hospital, Boston

                    Celgene Acquires Equity Stake in EntreMed


WARREN, NJ - (January 2, 2003) - Celgene Corporation (NASDAQ: CELG) announced today that it has broadened its thalidomide analog patent estate through the acquisition of exclusive rights to the intellectual property covering thalidomide analogs from Children's Hospital, Boston and EntreMed, Inc. The agreements also provide for the termination of related litigation between the companies. Under the terms of the agreements, Celgene will acquire a significant equity stake in EntreMed and will enter into a five-year research collaboration with Children's Hospital to develop novel anti-cancer agents.

"This transaction broadens our intellectual property estate for one of our most significant programs, the IMiDs. The elimination of a potentially lengthy litigation will allow us to further intensify our focus on the development of REVIMID and the entire IMiD class of products," said Robert J. Hugin, Chief Financial Officer of Celgene Corporation. "We are pleased that our research efforts have been strengthened by this new collaboration with Children's Hospital, a world-class research institution. I am confident that our equity investment will assist EntreMed in the achievement of their corporate objectives."

Under the terms of the agreements, Celgene will receive convertible preferred stock and warrants from EntreMed in exchange for $16.75 million. The preferred stock is convertible into 16,750,000 shares of common stock at an equivalent price of $1.00 per share. The warrants, which may be exercised on a net issue basis, may be issued for up to 7,000,000 shares of common stock after six months at an exercise price of $1.50 per share. The agreements were completed on December 31, 2002 and will be accounted for in the fourth quarter of 2002.

If Celgene chooses to convert all of the preferred stock and exercise all of the warrants, Celgene would own approximately 49 percent of EntreMed based on the shares of EntreMed's common stock currently outstanding. Celgene has also made a $10 million cash payment to EntreMed in connection with the litigation settlement. In addition, Celgene has obtained a one-year option to license one of three preclinical oncology products currently under development at EntreMed.

Celgene and Children's Hospital have agreed to enter into a five-year sponsored research collaboration totaling $1.5 million over the term of the research. In consideration for the termination of the EntreMed Analog Agreements, Celgene made a $2.5 million payment to Children's Hospital with another $2.5 million payable by 2006. Additional payments are possible under the agreement dependent on the successful development and commercialization of thalidomide analogs.

IMiDs
IMiDS are novel, small molecule, orally available compounds that modulate the immune system. Data published in The Journal of Immunology demonstrated that IMiDs potently inhibit the inflammatory cytokines and growth factors such as tumor necrosis factor alpha (TNF alpha), basic fibroblastic growth factor (bFGF) and vascular endothelial growth factor (VEGF) that are involved in tumor development. IMiDs were also reported in Blood to enhance T-cell proliferation, IL-2 production and apoptosis (cell death).

Celgene has advanced two IMiDs, REVIMID(TM) (CC-5013) and ACTIMID(TM) (CC-4047), into clinical trials in cancer and inflammatory diseases. At the American Society of Hematology annual meeting in December, clinical investigators presented data on REVIMID, the lead IMiD, in both multiple myeloma and myelodysplastic syndromes that indicated REVIMID has significant anti-tumor activity in both indications. Celgene recently initiated two pivotal programs for REVIMID in multiple myeloma and metastatic melanoma that consist of multi-center, controlled, double-blind trials conducted in the United States and internationally. ACTIMID, the next IMiD, is being tested in a Phase I/II clinical trial in refractory multiple myeloma. Interim data from this trial was presented at the annual meeting of the International Society for Experimental Hematology and demonstrated that ACTIMID has anti-tumor activity in multiple myeloma and has an acceptable toxicity profile.

Celgene Corporation, headquartered in Warren, New Jersey, is an independent biopharmaceutical company engaged primarily in the discovery, development and commercialization of novel therapies for the treatment of cancer and inflammatory diseases through gene and protein regulation. For more information, please visit the Company's website at www.celgene.com.

This release contains certain forward-looking statements which involve known and unknown risks, delays, uncertainties and other factors not under the Company's control, which may cause actual results, performance or achievements of the Company to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include results of current or pending research and development activities, actions by the FDA and other regulatory authorities, and those factors detailed in the Company's filings with the Securities and Exchange Commission such as 10K, 10Q and 8K reports.

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